RYAN SPECIALTY REPORTS SECOND QUARTER 2026 RESULTS
- Total Revenue grew 7.2% year-over-year to $916.6 million -
- Organic Revenue Growth Rate* of 6.7% year-over-year -
- Net Income of $108.4 million, or $0.33 per diluted share -
- Adjusted EBITDAC* grew 6.0% year-over-year to $326.9 million -
- Adjusted Net Income increased 7.6% year-over-year to $198.7 million -
- Adjusted Diluted Earnings Per Share grew 12.1% or $0.74 per diluted share -
- Returned approximately $284.5 million to shareholders, including $260.0 million of share repurchases, and $24.5 million of dividends and distributions -
July 30, 2026 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”), a
leading international specialty insurance firm, today announced results for the second quarter ended June 30, 2026.
Second Quarter 2026 Highlights
•Revenue grew 7.2% year-over-year to $916.6 million, compared to $855.2 million in the prior-year period
•Organic Revenue Growth Rate* was 6.7% for the quarter, compared to 7.1% in the prior-year period
•Net Income decreased 13.1% year-over-year to $108.4 million, compared to $124.7 million in the prior-year period. Diluted Earnings Per Share was $0.33
•Adjusted EBITDAC* increased 6.0% to $326.9 million, compared to $308.4 million in the prior-year period
•Adjusted EBITDAC Margin* of 35.7%, compared to 36.1% in the prior-year period
•Adjusted Net Income* increased 7.6% to $198.7 million, compared to $184.7 million in the prior-year period
•Adjusted Diluted Earnings Per Share* increased 12.1% to $0.74, compared to $0.66 in the prior-year period
•Returned approximately $284.5 million to shareholders through $260.0 million of Class A common stock repurchases, representing 8.1 million shares, and $24.5 million in dividends and distributions
“We are proud of our excellent second quarter performance, especially given the very challenging environment, as we continue to deliver for our clients and carrier trading partners," said Patrick G. Ryan, Founder and Executive
Chairman of Ryan Specialty. "We grew total revenue 7.2%, driven primarily by organic growth of 6.7%. We grew
Adjusted EBITDAC by 6.0% and Adjusted Diluted EPS by 12.1%. These results speak to the exceptional efforts of our brokers and underwriters, and to the differentiated, scalable platform we've built - one we believe is exceedingly difficult to replicate. Our consistent ability to anticipate specialty insurance needs and deliver unique, innovative solutions has positioned us with one of the broadest and most diverse product portfolios in the industry, spanning wholesale brokerage, delegated authority, reinsurance, benefits and alternative capital solutions.
We also continued to return capital to shareholders through our dividend, repurchasing shares worth $260 million during the quarter, and expanding our repurchase authorization by an additional $300 million. As we move through the back half of the year, we remain confident that our platform, our talent, and our culture will continue to fuel durable, industry-leading growth, attractive margins, and further enhance our position as a leader in specialty insurance for years to come.”

“It was another standout quarter for Ryan Specialty as we continued to focus on delivering for our clients," added
Timothy W. Turner, Chief Executive Officer of Ryan Specialty. "Positioned at the top of both specialty distribution and underwriting, the platform we've built over the past 16 years enables us to anticipate, identify, and meet the most pressing needs of our clients, even in the most challenging environments. Propelled by incredible talent and deep client and carrier relationships, and enhanced by our ongoing investments in technology, AI, and data that will extend our moat, we are confident these advantages will continue to compound, driving durable, long-term value for our shareholders."
Summary of Second Quarter 2026 Results

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(in thousands, except percentages and per share data)	2026	2025	$	%	2026	2025	$	%
GAAP financial measures
Total revenue	$916,647	$855,170	$61,477	7.2%	$1,711,876	$1,545,336	$166,540	10.8%
Net commissions and fees	902,728	840,857	61,871	7.4	1,685,631	1,516,985	168,646	11.1
Compensation and benefits	531,617	485,272	46,345	9.6	1,026,793	915,561	111,232	12.1
General and administrative	118,643	107,049	11,594	10.8	227,404	213,109	14,295	6.7
Total operating expenses	736,331	664,118	72,213	10.9	1,436,964	1,254,049	182,915	14.6
Operating income	180,316	191,052	(10,736)	(5.6)	274,912	291,287	(16,375)	(5.6)
Net income	108,381	124,705	(16,324)	(13.1)	148,978	120,316	28,662	23.8
Net income attributable to Ryan Specialty Holdings, Inc.	42,315	51,976	(9,661)	(18.6)	59,961	24,334	35,627	146.4
Compensation and benefits expense ratio (1)	58.0%	56.7%			60.0%	59.2%
General and administrative expense ratio (2)	12.9%	12.5%			13.3%	13.8%
Net income margin (3)	11.8%	14.6%			8.7%	7.8%
Earnings per share (4)	$0.34	$0.41			$0.47	$0.19
Diluted earnings per share (4)	$0.33	$0.38			$0.45	$0.18
Non-GAAP financial measures*
Organic revenue growth rate	6.7%	7.1%			8.9%	9.6%
Adjusted compensation and benefits expense	$494,946	$453,414	$41,532	9.2%	$956,778	$850,842	$105,936	12.5%
Adjusted compensation and benefits expense ratio	54.0%	53.0%			55.9%	55.1%
Adjusted general and administrative expense	$94,797	$93,350	$1,447	1.6%	$196,162	$185,587	$10,575	5.7%
Adjusted general and administrative expense ratio	10.3%	10.9%			11.5%	12.0%
Adjusted EBITDAC	$326,904	$308,406	$18,498	6.0%	$558,937	$508,907	$50,030	9.8%
Adjusted EBITDAC margin	35.7%	36.1%			32.7%	32.9%
Adjusted net income	$198,731	$184,682	$14,049	7.6%	$329,460	$292,521	$36,939	12.6%
Adjusted net income margin	21.7%	21.6%			19.2%	18.9%
Adjusted diluted earnings per share	$0.74	$0.66	$0.08	12.1%	$1.22	$1.05	$0.17	16.2%
*For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense,
Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP Financial
Measures and Key Performance Indicators” below.

(1)Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)Net income margin is defined as Net income divided by Total revenue.
(4)See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements
Second Quarter 2026 Review*
Total revenue for the second quarter of 2026 was $916.6 million, an increase of 7.2% compared to $855.2 million in the prior-year period. This increase was primarily due to continued organic revenue growth of 6.7%, driven by new client wins, strong renewal retention, and expanded relationships with existing clients, coupled with continued flow into the specialty and E&S markets, and modest amounts of revenue from acquisitions completed within the trailing twelve months ended June 30, 2026. We experienced growth across the majority of our casualty lines, offset by a moderate decline in our property portfolio.
Total operating expenses for the second quarter of 2026 were $736.3 million, a 10.9% increase compared to $664.1 million in the prior-year period. This increase was primarily due to higher Compensation and benefits expenses resulting from growth in headcount and revenue and an increase in Restructuring and related expense due to the
Empower Program, partially offset by a decrease in Acquisition related long-term incentive compensation related to the decline in acquisition activity compared to the prior period. General and administrative expense also increased compared to the prior-year period due to an increase in costs directly linked to revenue growth and an increase in
Restructuring and related expense due to the Empower Program, partially offset by lower Acquisition-related expenses. Change in contingent consideration also increased compared to the prior-year period.
Net income for the second quarter of 2026 decreased 13.1% to $108.4 million, compared to $124.7 million in the prior-year period, primarily driven by an increase in Total operating expenses and a higher Income tax expense, partially offset by strong revenue growth.
Adjusted EBITDAC grew 6.0% to $326.9 million from $308.4 million in the prior-year period. Adjusted EBITDAC margin for the quarter was 35.7%, compared to 36.1% in the prior-year period. The increase in Adjusted EBITDAC was driven primarily by strong revenue growth, partially offset by higher Adjusted compensation and benefits expense and Adjusted general and administrative expense.
Adjusted net income for the second quarter of 2026 increased 7.6% to $198.7 million, compared to $184.7 million in the prior-year period. Adjusted net income margin was 21.7%, compared to 21.6% in the prior-year period. Adjusted diluted earnings per share for the second quarter of 2026 increased 12.1% to $0.74, compared to $0.66 in the prior-
year period.
*For the definition of each of the non-GAAP measures referred to above, as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Performance
Indicators” below.

Second Quarter 2026 Net Commissions and Fees by Specialty and Revenue by Type
Growth in Net commissions and fees in all specialties was primarily driven by solid organic growth.

	Three Months Ended June 30,
(in thousands, except percentages)	2026	% of total	2025	% of total	Change
Wholesale Brokerage	$498,802	55.3%	$477,165	56.7%	$21,637	4.5%
Binding Authority	100,170	11.1	94,524	11.2	5,646	6.0
Underwriting Management	303,756	33.6	269,168	32.1	34,588	12.8
Total Net commissions and fees	$902,728		$840,857		$61,871	7.4%

	Six Months Ended June 30,
(in thousands, except percentages)	2026	% of total	2025	% of total	Change
Wholesale Brokerage	$876,598	52.0%	$837,953	55.2%	$38,645	4.6%
Binding Authority	210,170	12.5	196,474	13.0	13,696	7.0
Underwriting Management	598,863	35.5	482,558	31.8	116,305	24.1
Total Net commissions and fees	$1,685,631		$1,516,985		$168,646	11.1%
The following tables sets forth our revenue by type of commission and fees:

	Three Months Ended June 30,
(in thousands, except percentages)	2026	% of total	2025	% of total	Change
Net commissions and policy fees	$852,385	94.4%	$787,074	93.6%	$65,311	8.3%
Supplemental and contingent commissions	32,168	3.6	35,630	4.2	(3,462)	(9.7)
Loss mitigation and other fees	18,175	2.0	18,153	2.2	22	0.1
Total Net commissions and fees	$902,728		$840,857		$61,871	7.4%

	Six Months Ended June 30,
(in thousands, except percentages)	2026	% of total	2025	% of total	Change
Net commissions and policy fees	$1,569,937	93.1%	$1,411,040	93.0%	$158,897	11.3%
Supplemental and contingent commissions	81,285	4.8	73,403	4.8	7,882	10.7
Loss mitigation and other fees	34,409	2.1	32,542	2.2	1,867	5.7
Total Net commissions and fees	$1,685,631		$1,516,985		$168,646	11.1%

Liquidity and Financial Condition
As of June 30, 2026, the Company had Cash and cash equivalents of $140.1 million and outstanding debt principal of
$3.6 billion.
Capital Return
In the second quarter, the Company returned approximately $284.5 million to shareholders through $260.0 million of Class A common stock repurchases, representing 8.1 million shares, and $24.5 million in dividends and distributions. As of June 30, 2026, the Company had $300.0 million of remaining authorization under its share repurchase program.
Additionally, on July 30, 2026, the Company’s board of directors declared a quarterly dividend of $0.13 per share on the outstanding Class A common stock. The quarterly dividend will be payable on August 25, 2026, to stockholders of record as of the close of business on August 11, 2026. A portion of the dividend, $0.06 per share, will be funded by free cash flow from Ryan Specialty, LLC and will be paid to all holders of the Company’s Class A common stock and the holders of the LLC Common Units (as defined below).
Full Year 2026 Guidance*
The Company is maintaining its full year 2026 guidance for Organic Revenue Growth Rate and updating its full year
2026 guidance for Adjusted EBITDAC Margin as follows:
•We are guiding to an Organic Revenue Growth Rate in the mid-single digits for 2026
•We are guiding to an Adjusted EBITDAC Margin that is down 50 - 100 basis points for 2026, as compared to the prior year
*For a definition of Organic revenue growth rate and Adjusted EBITDAC margin, see “Non-GAAP Financial Measures and Key
Performance Indicators” below.
Conference Call Information
Ryan Specialty will hold a conference call to discuss the financial results at 4:45pm Eastern Time on July 30, 2026.
Interested parties may access the conference call through the live webcast, which can be accessed at https://ryan-
specialty-q2-2026-earnings-call.open-exchange.net/registration or by visiting the Company’s Investor Relations website. Please join the live webcast at least 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available on the Company’s website at ryanspecialty.com in its Investors section for one year following the call.
About Ryan Specialty
Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers. Learn more at ryanspecialty.com.
Forward-Looking Statements
All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results, its plans, anticipated amount and timing of cost savings relating to the restructuring plan, or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2026 Outlook” are forward-looking statements. Words such as
“anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely”
and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange
Commission (“SEC”).
For more detail on the risk factors that may affect the Company’s results, see the section entitled “Risk Factors” in our most recent annual report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.
Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.
Non-GAAP Financial Measures and Key Performance Indicators
In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization, and certain other items that the Company believes are not representative of its core business. The
Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company’s growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the unaudited consolidated quarterly financial statements in the Company’s Quarterly Report on form 10-Q filed with the SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.
Organic revenue growth rate: Organic revenue growth rate represents the percentage change in Net commissions and fees, as compared to the same period for the prior year, adjusted to eliminate revenue attributable to acquisitions for the first twelve months of ownership, revenue attributable to sold businesses for the subsequent twelve months after the sale, and other items such as contingent commissions and the impact of changes in foreign exchange rates.
Adjusted compensation and benefits expense: Adjusted compensation and benefits expense is defined as
Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.
Adjusted general and administrative expense: Adjusted general and administrative expense is defined as General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.

Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio is defined as the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable
GAAP financial metric is Compensation and benefits expense ratio.
Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio is defined as the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable
GAAP financial metric is General and administrative expense ratio.
Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income before Interest expense, net, Income tax expense,
Depreciation, Amortization, and Change in contingent consideration, adjusted to reflect items such as (i) equity-
based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. Acquisition-related expense includes one-time diligence, transaction-related, and integration costs.
Acquisition-related long-term incentive compensation arises from long-term incentive plans associated with acquisitions. These plans require service requirements, and in some cases performance targets, to be met in order to be earned. Restructuring and related expense consists of compensation and benefits, contractors, professional services, and license fees related to the Empower Program, which was initiated at the beginning of 2026.
Restructuring expense within general and administrative expense includes costs relating to professional services, technology and data initiatives, license fees, and third-party contractors, as well as non-cash expenses associated with the impairment of internally-developed software. Compensation and benefits restructuring costs include severance as well as employment costs for services rendered between the notification and termination dates and other termination payments. The compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates and other termination payments.
Amortization and expense is composed of charges related to discontinued prepaid incentive programs. For the three months ended June 30, 2026, Other non-operating loss (income) consisted of $0.1 million of sublease income, $0.1 million of proceeds from the sale of a small non-subscription workers compensation book of business, $0.1 million of forfeitures of vested equity awards, and de minimis seller reimbursement of acquisition-related retention incentives offset by $0.4 million of TRA contractual interest and related charges. For the three months ended June 30, 2025,
Other non-operating loss (income) consisted of $0.4 million of TRA contractual interest and related charges offset by
$0.2 million of sublease income. For the six months ended June 30, 2026, Other non-operating loss (income)
consisted of $0.6 million of forfeitures of vested equity awards, $0.3 million of sublease income, $0.1 million of proceeds from the sale of a small non-subscription workers compensation book of business, and $0.1 million of seller reimbursement of acquisition-related retention incentives offset by $0.4 million of TRA contractual interest and related charges. For the six months ended June 30, 2025, Other non-operating loss (income) consisted of $0.3 million of seller reimbursement of acquisition-related retention incentives and $0.3 million of sublease income offset by $0.4 million of TRA contractual interest and related charges. Equity-based compensation reflects non-cash equity-
based expense. IPO related expenses consist of compensation-related expense primarily related to the expense for new awards issued at IPO, as well as expense related to the revaluation of existing equity awards at IPO.
Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.
Adjusted net income: Adjusted net income is defined as tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with our IPO, and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty, LLC (together with its parent
New Ryan Specialty, LLC and their subsidiaries, the “LLC”). For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the Company’s adjusted pre-tax income as if the
Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income.
Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of
Total revenue. The most directly comparable GAAP financial metric is Net income margin.

Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect if 100% of the outstanding LLC Common Units (“LLC
Common Units”), together with the shares of Class B common stock, vested Class C Incentive Units, vested but unexercised Options, and unvested equity awards were exchanged into shares of Class A common stock as if 100%
of unvested equity awards were vested. The most directly comparable GAAP financial metric is Diluted earnings per share.
Credit Adjusted EBITDAC: Credit Adjusted EBITDAC is defined as Adjusted EBITDAC as further adjusted without duplication for: acquired EBITDAC from the beginning of the applicable twelve month reference period through the acquisition close date, certain annualized run rate expected cost savings and initiatives, and certain other adjustments as permitted in calculating leverage ratios under our debt agreements. The Company presents Credit
Adjusted EBITDAC as an additional measure of liquidity and leverage. The calculation of Credit Adjusted EBITDAC pursuant to our debt agreements permits certain estimates and assumptions that may differ from actual results.
The summary unaudited consolidated financial data presented for the twelve months ended June 30, 2026, was derived by adding the consolidated financial data of the Company for the twelve months ended December 31, 2025, to the consolidated financial data of the Company for the six months ended June 30, 2026, and subtracting the consolidated financial data of the Company for the six months ended June 30, 2025. The summary unaudited consolidated financial data for the twelve months ended June 30, 2026, has been prepared for illustrative purposes only and is not necessarily representative of our results of operations for any future period or our financial condition at any future date.
The reconciliation of the above non-GAAP measures to each of their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.
With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full Year
2026 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.
Contacts:

Investor Relations Nicholas Mezick VP, Investor Relations Ryan Specialty IR@ryanspecialty.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryanspecialty.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages and per share data)	2026	2025	2026	2025
Revenue
Net commissions and fees	$902,728	$840,857	$1,685,631	$1,516,985
Fiduciary investment income	13,919	14,313	26,245	28,351
Total revenue	$916,647	$855,170	$1,711,876	$1,545,336
Expenses
Compensation and benefits	531,617	485,272	1,026,793	915,561
General and administrative	118,643	107,049	227,404	213,109
Amortization	64,387	69,668	129,727	134,653
Depreciation	4,133	2,888	8,195	5,527
Change in contingent consideration	17,551	(759)	44,845	(14,801)
Total operating expenses	$736,331	$664,118	$1,436,964	$1,254,049
Operating income	$180,316	$191,052	$274,912	$291,287
Interest expense, net	56,649	58,334	110,382	112,842
Income from equity method investments	(7,039)	(5,156)	(12,570)	(10,093)
Other non-operating loss (income)	(25)	143	(736)	(234)
Income before income taxes	$130,731	$137,731	$177,836	$188,772
Income tax expense	22,350	13,026	28,858	68,456
Net income	$108,381	$124,705	$148,978	$120,316
GAAP financial measures
Total revenue	$916,647	$855,170	$1,711,876	$1,545,336
Net commissions and fees	902,728	840,857	1,685,631	1,516,985
Compensation and benefits	531,617	485,272	1,026,793	915,561
General and administrative	118,643	107,049	227,404	213,109
Net income	108,381	124,705	148,978	120,316
Compensation and benefits expense ratio (1)	58.0%	56.7%	60.0%	59.2%
General and administrative expense ratio (2)	12.9%	12.5%	13.3%	13.8%
Net income margin (3)	11.8%	14.6%	8.7%	7.8%
Earnings per share (4)	$0.34	$0.41	$0.47	$0.19
Diluted earnings per share (4)	$0.33	$0.38	$0.45	$0.18
Non-GAAP Financial Measures (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages and per share data)	2026	2025	2026	2025
Non-GAAP financial measures*
Organic revenue growth rate	6.7%	7.1%	8.9%	9.6%
Adjusted compensation and benefits expense	$494,946	$453,414	$956,778	$850,842
Adjusted compensation and benefits expense ratio	54.0%	53.0%	55.9%	55.1%
Adjusted general and administrative expense	$94,797	$93,350	$196,162	$185,587
Adjusted general and administrative expense ratio	10.3%	10.9%	11.5%	12.0%
Adjusted EBITDAC	$326,904	$308,406	$558,937	$508,907
Adjusted EBITDAC margin	35.7%	36.1%	32.7%	32.9%
Adjusted net income	$198,731	$184,682	$329,460	$292,521
Adjusted net income margin	21.7%	21.6%	19.2%	18.9%
Adjusted diluted earnings per share	$0.74	$0.66	$1.22	$1.05

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	June 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$140,119	$158,322
Commissions and fees receivable – net	697,564	488,951
Fiduciary cash and receivables	5,709,568	4,298,920
Prepaid incentives – net	15,560	13,550
Other current assets	79,758	100,437
Total current assets	$6,642,569	$5,060,180
NON-CURRENT ASSETS
Goodwill	3,215,684	3,225,021
Customer relationships	1,373,379	1,496,885
Other intangible assets	127,132	119,621
Prepaid incentives – net	27,968	27,849
Equity method investments	121,680	109,982
Property and equipment – net	64,554	69,461
Lease right-of-use assets	126,931	130,480
Deferred tax assets	256,595	310,138
Other non-current assets	10,143	14,554
Total non-current assets	$5,324,066	$5,503,991
TOTAL ASSETS	$11,966,635	$10,564,171
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$340,815	$284,403
Accrued compensation	484,505	519,251
Operating lease liabilities	27,906	25,987
Tax Receivable Agreement liabilities	30,343	—
Short-term debt and current portion of long-term debt	62,466	60,187
Fiduciary liabilities	5,709,568	4,298,920
Total current liabilities	$6,655,603	$5,188,748
NON-CURRENT LIABILITIES
Accrued compensation	82,658	70,096
Operating lease liabilities	146,505	153,089
Long-term debt	3,570,689	3,291,462
Tax Receivable Agreement liabilities	433,317	458,997
Deferred tax liabilities	45,624	49,834
Other non-current liabilities	16,094	97,894
Total non-current liabilities	$4,294,887	$4,121,372
TOTAL LIABILITIES	$10,950,490	$9,310,120
STOCKHOLDERS’ EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 121,430,732 and 129,603,426 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively)	121	130
Class B common stock ($0.001 par value; 984,502,112 shares authorized and 134,111,822 shares issued and outstanding at June 30, 2026; 1,000,000,000 shares authorized and 134,508,885 shares issued and outstanding at December 31, 2025)	134	135
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2026, and December 31, 2025)	—	—
Additional paid-in capital	355,762	513,610
Retained earnings	145,333	120,353
Accumulated other comprehensive income	8,064	13,845
Total stockholders’ equity attributable to Ryan Specialty Holdings, Inc.	$509,414	$648,073
Non-controlling interests	506,731	605,978
Total stockholders’ equity	$1,016,145	$1,254,051
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,966,635	$10,564,171

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$148,978	$120,316
Adjustments to reconcile net income to cash flows provided by operating activities:
Income from equity method investments	(12,570)	(10,093)
Amortization	129,727	134,653
Depreciation	8,195	5,527
Prepaid and deferred compensation expense	18,358	23,418
Non-cash equity-based compensation	38,740	39,798
Amortization of deferred debt issuance costs	4,856	4,760
Amortization of interest rate cap premium	—	3,477
Deferred income tax expense	20,285	9,502
Deferred income tax expense from common control reorganization	—	47,978
Loss on Tax Receivable Agreement	380	356
Impairment of internally-developed software	11,982	—
Changes in operating assets and liabilities, net of acquisitions:
Commissions and fees receivable – net	(210,425)	(98,353)
Accrued interest liability	358	9,771
Other current and non-current assets	21,402	36,646
Other current and non-current liabilities	(54,648)	(116,996)
Total cash flows provided by operating activities	$125,618	$210,760
CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations – net of cash acquired and cash held in a fiduciary capacity	—	(565,133)
Capital expenditures	(30,432)	(36,546)
Equity method investment in VSIC	—	(16,637)
Asset acquisitions	(1,556)	(664)
Total cash flows used in investing activities	$(31,988)	$(618,980)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on Revolving Credit Facility	895,574	680,536
Repayments on Revolving Credit Facility	(610,882)	(492,788)
Debt issuance costs paid	—	(2,889)
Repayment of term debt	(8,500)	(8,500)
Receipt of contingently returnable consideration	3,140	1,927
Payment of contingent consideration	(21,960)	(29,252)
Tax distributions to non-controlling LLC Unitholders	(17,953)	(34,814)
Receipt of taxes related to net share settlement of equity awards	7,589	12,791
Taxes paid related to net share settlement of equity awards	(7,322)	(14,688)
Class A common stock dividends and Dividend Equivalents paid	(33,741)	(30,510)
Distributions and Declared Distributions paid to non-controlling LLC Unitholders	(16,153)	(13,580)
Repurchases of Class A common stock	(300,182)	—
Payments related to Ryan Re preferred units	—	(167)
Net change in fiduciary liabilities	200,640	166,304
Total cash flows provided by financing activities	$90,250	$234,370
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(5,465)	11,807
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY	$178,415	$(162,043)
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Beginning balance	1,584,470	1,680,805
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Ending balance	$1,762,885	$1,518,762
Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity
Cash and cash equivalents	$140,119	$172,589
Cash and cash equivalents held in a fiduciary capacity	1,622,766	1,346,173
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$1,762,885	$1,518,762

Reconciliation of Organic Revenue Growth Rate

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2026	2025	2026	2025
Current period Net commissions and fees revenue	$902,728	$840,857	$1,685,631	$1,516,985
Less: Current period contingent commissions	(24,149)	(27,392)	(66,522)	(57,854)
Less: Revenue attributable to sold businesses	(79)	(144)	(92)	(290)
Net commissions and fees revenue excluding contingent commissions	$878,500	$813,321	$1,619,017	$1,458,841

Prior period Net commissions and fees revenue	$840,857	$680,248	$1,516,985	$1,218,135
Less: Prior year contingent commissions	(27,392)	(5,396)	(57,854)	(29,899)
Less: Revenue attributable to sold businesses	(524)	(581)	(1,181)	(1,120)
Prior period Net commissions and fees revenue excluding contingent commissions	$812,941	$674,270	$1,457,950	$1,187,116

Change in Net commissions and fees revenue excluding contingent commissions	$65,559	$139,051	$161,067	$271,725
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions	(11,430)	(89,419)	(26,675)	(156,597)
Impact of change in foreign exchange rates	(389)	(1,203)	(4,238)	(952)
Organic revenue growth (Non-GAAP)	$53,740	$48,429	$130,154	$114,176

Net commissions and fees revenue growth rate (GAAP)	7.4%	23.6%	11.1%	24.5%
Less: Impact of contingent commissions (1)	0.7	(3.0)	(0.1)	(1.6)
Net commissions and fees revenue excluding contingent commissions growth rate (2)	8.1%	20.6%	11.0%	22.9%
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions (3)	(1.4)	(13.3)	(1.8)	(13.2)
Impact of change in foreign exchange rates (4)	—	(0.2)	(0.3)	(0.1)
Organic Revenue Growth Rate (Non-GAAP)	6.7%	7.1%	8.9%	9.6%
(1)Calculated by subtracting Net commissions and fees revenue growth rate from net commissions and fees revenue excluding contingent commissions growth rate and revenue from sold businesses.
(2)Calculated by dividing the change in Total net commissions & fees revenue excluding contingent commissions by prior year net commissions and fees excluding contingent commissions and revenue from sold businesses.
(3)Calculated by taking the mergers and acquisitions net commissions and fees revenue excluding contingent commissions, representing the first 12 months of net commissions and fees revenue generated from acquisitions, divided by prior period net commissions and fees revenue excluding contingent commissions and revenue from sold businesses.
(4)Calculated by taking the change in foreign exchange rates divided by prior period net commissions and fees revenue excluding contingent commissions and revenue from sold businesses.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2026	2025	2026	2025
Total revenue	$916,647	$855,170	$1,711,876	$1,545,336
Compensation and benefits expense	$531,617	$485,272	$1,026,793	$915,561
Acquisition-related expense	(1,849)	(1,484)	(5,260)	(4,963)
Acquisition related long-term incentive compensation	(1,107)	(9,321)	(10,394)	(17,652)
Restructuring and related expense	(11,634)	—	(14,099)	—
Amortization and expense related to discontinued prepaid incentives	(692)	(1,128)	(1,522)	(2,306)
Equity-based compensation	(18,411)	(14,853)	(32,720)	(29,422)
Initial public offering related expense	(2,978)	(5,072)	(6,020)	(10,376)
Adjusted compensation and benefits expense (1)	$494,946	$453,414	$956,778	$850,842
Compensation and benefits expense ratio	58.0%	56.7%	60.0%	59.2%
Adjusted compensation and benefits expense ratio	54.0%	53.0%	55.9%	55.1%
(1)Adjustments made to Compensation and benefits expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”
Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2026	2025	2026	2025
Total revenue	$916,647	$855,170	$1,711,876	$1,545,336
General and administrative expense	$118,643	$107,049	$227,404	$213,109
Acquisition-related expense	(2,054)	(13,699)	(6,044)	(27,522)
Restructuring and related expense	(21,792)	—	(25,198)	—
Adjusted general and administrative expense (1)	$94,797	$93,350	$196,162	$185,587
General and administrative expense ratio	12.9%	12.5%	13.3%	13.8%
Adjusted general and administrative expense ratio	10.3%	10.9%	11.5%	12.0%
(1)Adjustments made to General and administrative expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2026	2025	2026	2025
Total revenue	$916,647	$855,170	$1,711,876	$1,545,336
Net income	$108,381	$124,705	$148,978	$120,316
Interest expense, net	56,649	58,334	110,382	112,842
Income tax expense	22,350	13,026	28,858	68,456
Depreciation	4,133	2,888	8,195	5,527
Amortization	64,387	69,668	129,727	134,653
Change in contingent consideration (1)	17,551	(759)	44,845	(14,801)
EBITDAC	$273,451	$267,862	$470,985	$426,993
Acquisition-related expense	3,903	15,183	11,305	32,485
Acquisition related long-term incentive compensation	1,107	9,321	10,394	17,652
Restructuring and related expense	33,426	—	39,297	—
Amortization and expense related to discontinued prepaid incentives	692	1,128	1,522	2,306
Other non-operating loss (income)	(25)	143	(736)	(234)
Equity-based compensation	18,411	14,853	32,720	29,422
IPO related expenses	2,978	5,072	6,020	10,376
Income from equity method investments	(7,039)	(5,156)	(12,570)	(10,093)
Adjusted EBITDAC	$326,904	$308,406	$558,937	$508,907
Net income margin	11.8%	14.6%	8.7%	7.8%
Adjusted EBITDAC margin	35.7%	36.1%	32.7%	32.9%
(1)For the six months ended June 30, 2025, Change in contingent consideration included a $20.3 million decrease in valuation of the US Assure contingent consideration as a result of increased loss ratios impacting projected profit commissions.

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2026	2025	2026	2025
Total revenue	$916,647	$855,170	$1,711,876	$1,545,336
Net income	$108,381	$124,705	$148,978	$120,316
Income tax expense	22,350	13,026	28,858	68,456
Amortization	64,387	69,668	129,727	134,653
Amortization of deferred debt issuance costs (1)	2,434	2,386	4,856	4,760
Change in contingent consideration	17,551	(759)	44,845	(14,801)
Acquisition-related expense	3,903	15,183	11,305	32,485
Acquisition related long-term incentive compensation	1,107	9,321	10,394	17,652
Restructuring and related expense	33,426	—	39,297	—
Amortization and expense related to discontinued prepaid incentives	692	1,128	1,522	2,306
Other non-operating loss (income)	(25)	143	(736)	(234)
Equity-based compensation	18,411	14,853	32,720	29,422
IPO related expenses	2,978	5,072	6,020	10,376
Income from equity method investments	(7,039)	(5,156)	(12,570)	(10,093)
Adjusted income before income taxes (2)	$268,556	$249,570	$445,216	$395,298
Adjusted income tax expense (3)	(69,825)	(64,888)	(115,756)	(102,777)
Adjusted net income	$198,731	$184,682	$329,460	$292,521
Net income margin	11.8%	14.6%	8.7%	7.8%
Adjusted net income margin	21.7%	21.6%	19.2%	18.9%
(1)Interest expense, net includes amortization of deferred debt issuance costs.
(2)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators.”
(3)The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of the LLC. For the three and six months ended June 30,
2026 and 2025, this calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.00% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Earnings per share of Class A common stock – diluted	$0.33	$0.38	$0.45	$0.18
Less: Net income attributed to dilutive shares (1)	(0.01)	(0.19)	—	—
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	0.09	0.26	0.10	0.26
Plus: Adjustments to Adjusted net income (3)	0.34	0.22	0.68	0.63
Plus: Dilutive impact of unvested equity awards (4)	(0.01)	(0.01)	(0.01)	(0.02)
Adjusted diluted earnings per share	$0.74	$0.66	$1.22	$1.05

(Share count in ’000)
Weighted-average shares of Class A common stock outstanding – diluted	131,326	274,145	134,322	138,167
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	134,190	—	134,332	135,804
Plus: Dilutive impact of unvested equity awards (4)	3,867	5,275	1,426	5,422
Adjusted diluted earnings per share diluted share count	269,383	279,420	270,080	279,393
(1)Adjustment removes the impact of Net income attributed to dilutive awards to arrive at Net income attributable to
Ryan Specialty Holdings, Inc. For the three months ended June 30, 2026 and 2025, this removes $0.5 million and
$52.4 million of Net income, respectively, on 131.3 million and 274.1 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the six months ended June 30, 2026 and 2025, this removes
$0.5 million and $1.1 million of Net income, respectively, on 134.3 million and 138.2 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(2)For comparability purposes, this calculation incorporates the Net income that would be distributable if all LLC
Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock. For the three months ended June 30, 2026 and 2025, this includes $66.1 million and $72.7 million of Net income, respectively, on 265.5 million and 274.1 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the three months ended June 30, 2025, 135.5 million weighted-average outstanding LLC Common Units were considered dilutive and included in the 274.1 million Weighted-average shares of Class A common stock outstanding - diluted within Diluted EPS. For the six months ended June 30, 2026 and 2025, this includes $89.0 million and $96.0 million of Net income, respectively, on 268.7 million and 274.0 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. See “Note 10,
Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(3)Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to
Net income in “Adjusted Net Income and Adjusted Net Income Margin” on 265.5 million and 274.1 million
Weighted-average shares of Class A common stock outstanding - diluted for the three months ended June 30, 2026 and 2025, respectively, and 268.7 million and 274.0 million Weighted-average shares of Class A common stock outstanding - diluted for the six months ended June 30, 2026 and 2025, respectively.
(4)For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of 100% of the outstanding LLC Common Units (together with shares of Class B common stock), vested Class C Incentive Units, vested but unexercised options, and unvested equity awards calculated using the treasury stock method as if the weighted-average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted EPS calculation disclosed in “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements. For the three months ended June 30, 2026 and 2025, 3.9 million and 5.3 million shares were added to the calculation, respectively. For the six months ended June 30, 2026 and 2025, 1.4 million and 5.4 million shares were added to the calculation, respectively.

Reconciliation of Credit Adjusted EBITDAC to Net Income

(in thousands)	Twelve Months Ended June 30, 2026
Total Revenue	$3,217,666
Net Income	$242,819
Interest expense, net	219,924
Income tax expense	39,429
Depreciation	15,757
Amortization	269,500
Change in contingent consideration	72,768
EBITDAC	$860,197
Acquisition-related expense	50,921
Acquisition related long-term incentive compensation	19,323
Restructuring and related expense	39,297
Amortization and expense related to discontinued prepaid incentives	3,548
Other non-operating loss (income)	(1,194)
Equity-based compensation	52,962
IPO related expenses	15,431
Income from equity method investments	(23,713)
Adjusted EBITDAC (1)	$1,016,772
Credit adjustments (2)	60,565
Credit Adjusted EBITDAC	$1,077,337
(1)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators”.
(2)Adjustments made to Adjusted EBITDAC represent (without duplication) additional adjustments permitted under our debt agreements.